News Release


FOR IMMEDIATE RELEASE
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CONTACT:
            David Townsend
            813-314-0280 ext. 127
            david.townsend@liquidmetal.com
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      Liquidmetal Technologies Reports Anticipated First Quarter Revenues
        --Conference Call/Webcast Detailing Results Scheduled for May 1--

     TAMPA, Fla., April 14, 2003 --Liquidmetal Technologies (NASDAQ:LQMT) said today that, based on preliminary estimates, revenues are expected to be approximately $6.6 million for its first quarter ended March 31, 2003. This would represent 12% sequential growth over revenues of $5.9 million in the fourth quarter of 2002 and 340% over revenues of $1.5 million in the prior year first quarter, but is below the $7 million minimum of the range of revenue guidance previously provided by the company.

     The company reported that the number of different bulk alloy parts in production at its Pyongtaek, South Korea manufacturing plant rose during the quarter to eight parts for five products versus two parts in the preceding fourth quarter of 2002, the company's first full quarter of production; however, total volumes of orders for parts in the first quarter were lower than anticipated. The resulting shortfall in revenues from parts manufacturing was partially offset by revenues from Liquidmetal(R) alloy coatings, ongoing research and development programs, and a significant level of manufacturing equipment sales.

                                    --more--


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     "Our customers and strategic partners are continuing to embrace Liquidmetal alloys across a diverse range of markets, as evidenced by parts currently in prototyping or being readied for production," said Liquidmetal Technologies President and CEO John Kang. "However, the time from product development to production, and the size of production order volumes, have unfortunately been less predictable than expected. This has been due, in part, to shifting designs and market demand for our customer's products. It also reflects the fact that our material technology is unprecedented and has required additional design and validation steps by our initial customers, who typically are replacing long-standing, incumbent materials with our alloys."

     "We have a solid base of exceptional companies that are excited about Liquidmetal alloy and its application in their products. Our focus is on bringing their products to market as quickly as possible while building strategic, long-term relationships with our customers and sustainable value for our shareholders," Kang said.

     Full details of the first quarter results will be provided in conjunction with the company's 2003 first quarter earnings release and corresponding conference call/webcast scheduled for Thursday, May 1, 2003. Earnings will be released early that morning, and the conference call will begin promptly at 8:30 a.m. EDT.

     Interested parties are invited to access the conference call live via the Internet from Liquidmetal Technologies' web site at http://ir.liquidmetal.com or at www.companyboardroom.com. The dial-in number for investors participating in the operator-assisted call is toll-free 1-800-915-4836 or toll 1-973-317-5319 for international callers. Institutional investors may also access the call via CCBN's password-protected event management site, www.streetevents.com. A rebroadcast will be available after 11 a.m. the day of the call on the company's website or at toll-free 1-800-428-6051 or 1-973-709-2089 for international callers, access code 288513.

                                    --more--

                                       (3)

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About Liquidmetal Technologies
------------------------------
Liquidmetal Technologies (www.liquidmetal.com) is the leading developer, manufacturer, and marketer of products made from amorphous alloys. Amorphous alloys are unique materials that are characterized by a random atomic structure, in contrast to the crystalline atomic structure possessed by ordinary metals and alloys. Bulk Liquidmetal(R) alloys are two to three times stronger than commonly used titanium alloys, harder than tool steel, and relatively non-corrosive and wear resistant. Bulk Liquidmetal alloys can also be molded into precision net-shaped parts similar to plastics, resulting in intricate and sophisticated engineered designs. Liquidmetal Technologies is the first company to produce amorphous alloys in commercially viable bulk form, enabling significant improvements in products across a wide array of industries. The combination of a super alloy's performance coupled with unique processing advantages positions Liquidmetal alloys for what the company believes will be The Third RevolutionTM in material science.


This press release may contain "forward-looking statements" that involve risks and uncertainties, including statements regarding our plans, future events, objectives, expectations, forecasts, or assumptions. Any statement in this press release that is not a statement of historical fact is a forward-looking statement, and in some cases, words such as "believe," "estimate," "project," "expect," "intend," "may," "anticipate," "plans," "seeks," and similar expressions identify forward-looking statements. These statements involve risks and uncertainties that could cause actual outcomes and results to differ materially from the anticipated outcomes or result, and undue reliance should not be placed on these statements. These risks and uncertainties may include: our limited operating history in developing and manufacturing products from bulk amorphous alloys; the adoption of our alloys by customers; the commercial success of our customer's products; our ability to identify, develop, and commercialize new applications for our alloys; competition with suppliers of incumbent materials; the development of new materials that render our alloys obsolete; the ability to manage our anticipated growth; our limited direct experience in manufacturing bulk alloy products; scaling-up our manufacturing facilities; protecting our intellectual property; problems associated with manufacturing and selling our alloys outside of the United States; and other risks and uncertainties discussed in filings made with the Securities and Exchange Commission (including risks described in subsequent reports on Form 10-Q, Form 10-K, Form 8-K, and other filings). Liquidmetal Technologies disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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